UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2026

Diversified Healthcare Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “our” and “us” refer to Diversified Healthcare Trust.

Item 2.02.	Results of Operations and Financial Condition.

On January 14, 2026, we announced that we incurred an incentive management fee of $17.9 million for the 2025 calendar year under our Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, with The RMR Group LLC, as amended to date, or the Business Management Agreement. The incentive management fee is payable by us in cash by January 30, 2026, and we will recognize this expense in our financial statements as of and for the year ended December 31, 2025. Pursuant to the Business Management Agreement, the incentive management fee was measured based on our total shareholder return exceeding the total shareholder return of the MSCI U.S. REIT/Health Care REIT Index for the three year measurement period ended December 31, 2025. For additional information regarding the calculation of the incentive management fee, see the full text of the Business Management Agreement, a copy of which is filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on June 8, 2015, and the First Amendment thereto, effective as of August 1, 2021, a copy of which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On January 9, 2026, we received a cash dividend of $27.2 million from AlerisLife Inc., or AlerisLife, in connection with AlerisLife’s sale of all its assets and wind-down of its business. We expect to receive an additional cash dividend of approximately $3.0 million to $7.0 million at the completion of the wind-down of AlerisLife’s business.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, we may not receive any future dividends in connection with the wind-down of AlerisLife’s business or the amount or timing of any such dividends may change.

The information contained in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Date:  January 14, 2026